Exhibit 32

EOS INTERNATIONAL, INC.

CERTIFICATIONS OF CEO AND CFO PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Eos International, Inc. (the “Company”) on Form 10-Q for the period ending December 31, 2003 as filed with the Securities and Exchange Commission (the “Report”), Jose Ferreira, Jr., as President and Chief Executive Officer of the Company, and Jack B. Hood, as Chief Financial Officer and Treasurer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 13, 2004

JOSE FERRIERA, JR.

Jose Ferreira, Jr.
President and Chief Executive Officer
Eos International, Inc.

JACK B. HOOD

Jack B. Hood
Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
Eos International, Inc.